Exhibit 99.1

Enphase Energy Reports 36% Year-over-Year Revenue Growth

in Third Quarter 2012 Financial Results

PETALUMA, Calif. — November 7, 2012 — Enphase Energy, Inc. (NASDAQ: ENPH), today announced financial results for the third quarter ended September 30, 2012.

Third Quarter 2012 Highlights

•	Record quarterly revenue of $60.8 million, up 36% year-over-year

•	Record gross margin of 26.8%, up 770 basis points year-over-year

•	Continued gains in market share in U.S. and European markets

•	First shipments commenced in the United Kingdom

Total revenues for the third quarter of 2012 were $60.8 million, an increase of 36 percent when compared to the same prior year period, and an increase of 9 percent compared to the second quarter of 2012. Units sold in the third quarter of 2012 increased to 431,000, compared to 286,000 in the third quarter of 2011 and 403,000 in the second quarter of 2012.

Gross profit percentage for the third quarter of 2012 was 26.8 percent, an increase of 770 basis points compared to 19.1 percent in the third quarter of 2011, and an increase of 240 basis points compared to 24.4 percent in the second quarter of 2012.

Operating expenses for the third quarter of 2012 were $24.5 million and non-GAAP operating expenses were $23.1 million. Net loss for the third quarter of 2012 was $8.9 million, or a loss of $0.22 per share, which compares to a net loss of $7.2 million in the year-ago quarter. On a non-GAAP basis, the net loss was $7.4 million for the third quarter of 2012, or a loss of $0.18 per share, which compares to a net loss of $6.2 million in the year-ago quarter.

“Enphase made excellent progress in the third quarter of 2012. We started shipping our microinverters into the UK market and launched new initiatives and tools to broaden our reach into the commercial segment,” said Paul Nahi, CEO of Enphase Energy. “I am proud that we received recognition as a Technology Pioneer from the World Economic Forum. I’m pleased with the revenue growth and continuous gross margin expansion, despite a difficult macroeconomic environment and certain challenges in the European markets as result of a drastic and sudden reduction in Feed-in Tariffs. We are confident that microinverters remain poised to become the preferred solution for solar installations, and that Enphase will lead this transition.”

Business Highlights

•	Launched the new Limitless Partnership to help commercial installers by offering training, technical design resources, on-site field support and expert customer service.

•

Introduced new installer tools including a new version of Enlighten monitoring software, a new ArrayGun iOS mobile application, the Engage Coupler and the Enphase Metering and Management Solution. All of these new tools allow installers to reduce their installation times and improve their productivity.

•

Announced Dynamic Solar as the first authorized UK dealer for the Enphase Microinverter System. Enphase recently entered into the UK solar energy market and established a regional office there in June.

•	Launched the online Enphase Energized AC Solutions Marketplace where solar installers can explore AC solutions from some of the world’s leading PV module brands.

Financing

The Company also announced today it has entered into two transactions which will provide the Company with additional debt capacity and liquidity. The first is a $50 million asset-based working capital credit facility with Wells Fargo Capital Finance, Inc., which replaces the Company’s pre-existing $33 million undrawn line of credit. The second is a new $23 million credit facility, which is intended to replace the Company’s pre-existing $7.4 million of term debt and provide up to $15.6 million of additional borrowing capacity. Borrowings under each of the new credit facilities are subject to customary conditions precedent.

CFO Kris Sennesael commented, “We are pleased to have completed these financing transactions. Together they will provide the Company with additional financial flexibility as we continue to execute on our strategy.”

Business Outlook

Enphase Energy expects net revenues for the fourth quarter of 2012 to be within a range of $52 million to $57 million, and for gross margin to be within a range of 26.5 percent to 28.0 percent.

Use of non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call Information

Enphase Energy will host a conference call for analysts and investors to discuss its third quarter results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing +1-877-644-1284, access code 37742541. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the Company’s website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available approximately one hour after the conclusion of the call. To access the replay, parties in the United States and Canada should call +1-855-859-2056 and enter access code 37742541. International parties can access the replay at +1-404-537-3406 and should enter access code 37742541.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Enphase Energy’s financial performance, market demands for its microinverters, advantages of its technology, market trends and future financial performance. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the future demands for solar energy solutions; the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications; the Company’s ability to achieve broad market acceptance of its microinverter systems and to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; the success of competing solar solutions that are or become available; the Company’s ability to effectively manage the growth of its organization and expansion into new markets and to maintain or achieve anticipated product quality, product performance and cost metrics; competition and other factors that may cause potential future price reductions for its products; the Company’s ability to optimally match production with demand and dependence on a limited number of outside contract manufacturers and lack of supply contracts with these manufacturers; general economic conditions in domestic and international markets; and other risks detailed in the “Risk Factors” and elsewhere in Enphase Energy’s Securities and Exchange Commission filings and reports, including its most recent report on Form 10-Q filed on August 13, 2012. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

A copy of this press release can be found on the investor relations page of Enphase Energy’s website at investor.enphase.com.

About Enphase Energy, Inc.

Enphase Energy delivers microinverter technology for the solar industry that increases energy production, simplifies design and installation, improves system uptime and reliability, reduces fire safety risk and provides a platform for intelligent energy management. Our semiconductor-based microinverter system converts energy at the individual module level and brings a system-based, high technology approach to solar energy generation. www.enphase.com

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Contacts

Media Relations

Christine Bennett, Enphase Energy

Global Corporate Communications Manager

pr@enphaseenergy.com

+1-707-763-4784

Or

Investor Relations

David Niederman, The Blueshirt Group

+1-415-217-7722

ENPHASE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net revenues	$60,813	$44,728	$159,110	$92,389
Cost of revenues	44,489	36,185	119,878	76,391

Gross profit	16,324	8,543	39,232	15,998

Operating expenses:
Research and development	10,571	6,431	27,068	17,919
Sales and marketing	7,039	4,567	18,448	11,842
General and administrative	6,911	3,980	18,698	11,119

Total operating expenses	24,521	14,978	64,214	40,880

Loss from operations	(8,197)	(6,435)	(24,982)	(24,882)
Other expense, net:
Interest income	3	—	17	4
Interest expense	(527)	(886)	(5,411)	(1,626)
Other (expense) income	(56)	145	246	(249)

Total other expense, net	(580)	(741)	(5,148)	(1,871)

Loss before income taxes	(8,777)	(7,176)	(30,130)	(26,753)
Provision for income taxes	(130)	—	(346)	—

Net loss attributable to common stockholders	$(8,907)	$(7,176)	$(30,476)	$(26,753)

Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(4.77)	$(1.11)	$(23.68)

Shares used in computing net loss per share attributable to common stockholders, basic and diluted	40,755	1,503	27,356	1,130

ENPHASE ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$41,717	$51,524
Accounts receivable, net	32,734	17,771
Inventory	16,650	11,228
Prepaid expenses and other	7,030	1,264

Total current assets	98,131	81,787
Property and equipment, net	24,926	18,411
Other assets	1,042	6,044

Total assets	$124,099	$106,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,197	$12,928
Accrued liabilities	15,331	10,100
Deferred revenues	769	23,414
Current portion of term loans	6,844	4,529
Convertible preferred stock warrant liability	—	1,399

Total current liabilities	38,141	52,370

Long-term liabilities:
Deferred revenues	6,151	3,670
Warranty obligations	11,904	6,733
Other liabilities	272	145
Term loans	5,103	10,148
Convertible notes	—	19,202

Total long-term liabilities	23,430	39,898

Total liabilities	61,571	92,268

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	93,596
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	181,814	9,103
Accumulated deficit	(119,284)	(88,808)
Accumulated other comprehensive income (loss)	(2)	83

Total stockholders’ equity	62,528	13,974

Total liabilities and stockholders’ equity	$124,099	$106,242

ENPHASE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(30,476)	$(26,753)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,938	2,020
Provision for doubtful accounts	60	64
Net loss on disposal of assets	110	—
Non-cash interest expense	3,969	745
Stock-based compensation	3,159	1,439
Change in fair value of convertible preferred stock warrants	(520)	273
Changes in operating assets and liabilities:
Accounts receivable	(15,023)	(9,609)
Inventory	(5,422)	(5,739)
Prepaid expenses and other assets	(5,448)	(2,005)
Accounts payable, accrued and other liabilities	13,543	14,685
Deferred revenues	(20,164)	1,651

Net cash used in operating activities	(52,274)	(23,229)

Cash flows from investing activities:
Purchases of property and equipment	(11,054)	(9,589)

Net cash used in investing activities	(11,054)	(9,589)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	12,500
Proceeds from private placement of common stock	—	1,097
Proceeds from term loans and debt	2,600	9,248
Term loan and debt issuance costs	—	(189)
Repayments of term loans	(5,522)	(1,381)
Principal payments under capital leases	(96)	(130)
Proceeds from the exercise of stock options	47	182
Proceeds from issuance of common stock in IPO, net of underwriting discounts and commissions	58,609	—
Payment of offering costs	(2,032)	(1,886)

Net cash provided by financing activities	53,606	19,441

Effect of exchange rate changes on cash	(85)	(94)

Net decrease in cash and cash equivalents	(9,807)	(13,471)
Cash and cash equivalents—Beginning of period	51,524	39,993

Cash and cash equivalents—End of period	$41,717	$26,522

ENPHASE ENERGY, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Reconciliation of Gross Profit and Gross Profit Percentage on a GAAP Basis to Gross Profit and Gross Profit Percentage on a Non-GAAP Basis:
Gross profit on a GAAP basis	$16,324	$8,543	$39,232	$15,998
Stock-based compensation	62	11	119	25

Gross profit on a non-GAAP basis	$16,386	$8,554	$39,351	$16,023

Net revenues asis	$60,813	$44,728	$159,110	$92,389
Gross profit on a GAAP basis	26.8%	19.1%	24.7%	17.3%
Gross profit percentage on a non-GAAP basis	26.9%	19.1%	24.7%	17.3%

Reconciliation of Operating Expenses on a GAAP Basis to Operating Expenses on a Non-GAAP Basis:
Operating expenses on a GAAP basis	$(24,521)	$(14,978)	$(64,214)	$(40,880)
Stock-based compensation(1)	1,389	572	3,040	1,414

Operating expenses on a non-GAAP basis	$(23,132)	$(14,406)	$(61,174)	$(39,466)

(1) Includes stock-based compensation as follows:
Research and development	$514	$215	$1,171	$528
Sales and marketing	362	183	826	484
General and administrative	513	174	1,043	402

Total	$1,389	$572	$3,040	$1,414

Reconciliation of Loss from Operations on a GAAP Basis to Loss from Operations on a Non-GAAP Basis:
Loss from operations on a GAAP basis	$(8,197)	$(6,435)	$(24,982)	$(24,882)
Stock-based compensation	1,451	583	3,159	1,439

Loss from operations on a non-GAAP basis	$(6,746)	$(5,852)	$(21,823)	$(23,443)

Reconciliation of Net Loss on a GAAP Basis to Net Loss on a Non-GAAP Basis:
Net loss on a GAAP basis revenues	$(8,907)	$(7,176)	$(30,476)	$(26,753)
Stock-based compensation	1,451	583	3,159	1,439
Non-cash interest expense	66	529	3,969	745
(Gains) losses from convertible preferred stock warrant liability revaluation	—	(108)	(520)	273

Net loss on a non-GAAP basis	$(7,390)	$(6,172)	$(23,868)	$(24,296)

Reconciliation of Basic and Diluted Net Loss per Share on a GAAP Basis to Basic and Diluted Net Loss per Share on a Non-GAAP Basis:
Basic and diluted net loss per share on a GAAP basis	$(0.22)	$(4.77)	$(1.11)	$(23.68)
Stock-based compensation	0.04	0.38	0.11	1.28
Non-cash interest expense	—	0.35	0.15	0.66
(Gains) losses from convertible preferred stock warrant liability revaluation	—	(0.07)	(0.02)	0.24

Basic and diluted net loss per share on a non-GAAP basis	$(0.18)	$(4.11)	$(0.87)	$(21.50)

ENPHASE ENERGY, INC.

SUPPLEMENTAL OPERATING DATA

	Quarterly Period
	3Q12	2Q12	1Q12	4Q11	3Q11
Net revenues (in thousands)	$60,813	$55,697	$42,600	$57,134	$44,728
Gross profit (in thousands)	16,324	13,601	9,307	13,071	8,543
Gross profit percentage	26.8%	24.4%	21.8%	22.9%	19.1%
Microinverter units shipped (in thousands)	431	403	292	389	286
Megawatts shipped(1)	92.4	86.0	62.5	82.5	60.6

(1)	Represents the productive capacity of microinverters shipped.